                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement      [_] Confidential, for Use of the Commission
[X] Definitive Proxy Statement           Only (as Permitted by Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to $240.14a-11(c) or $240.14a-12


                               ASECO CORPORATION
     -----------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



                               ASECO CORPORATION
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:

                               ASECO CORPORATION
                          500 DONALD LYNCH BOULEVARD
                         MARLBORO, MASSACHUSETTS 01752

                                                                   July 8, 1996

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Aseco Corporation (the "Company"), which will be held on Thursday, August 8, 1996 at 10:00 A.M., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts.

  The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting, or vote your shares personally if you attend the meeting.

  We look forward to seeing you.

                                          Sincerely,

                                          /s/ Carl S. Archer, Jr.

                                          Carl S. Archer, Jr.
                                          President, Chief Executive Officer
                                          and Chairman of the Board

                               ASECO CORPORATION
                          500 DONALD LYNCH BOULEVARD
                         MARLBORO, MASSACHUSETTS 01752

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 8, 1996

  The Annual Meeting of Stockholders of Aseco Corporation (the "Company") will be held at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts on Thursday, August 8, 1996 at 10:00 A.M., for the following purposes:

    1. To elect two directors for a three-year term.

    2. To approve an amendment to the Company's 1993 Omnibus Stock Plan increasing the number of shares issuable under such plan from 930,000 to 1,230,000.

    3. To approve amendments to the Company's 1993 Non-Employee Director Stock Option Plan increasing the number of shares issuable under such plan from 65,000 to 165,000, increasing the number of shares underlying initial option grants under the plan and providing that each Non-Employee Director who was serving on the Board of Directors on May 15, 1996 and is to serve on the Board of Directors during fiscal 1997 be granted an option to purchase an additional 10,000 shares.

    4. To ratify the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 30, 1997.

    5. To transact such other business as may properly come before the meeting, and any or all adjournments thereof.

  Stockholders of record at the close of business on June 28, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Robert V. Jahrling

                                          Robert V. Jahrling
                                          Secretary

Dated: July 8, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED.

                               ASECO CORPORATION
                          500 DONALD LYNCH BOULEVARD
                         MARLBORO, MASSACHUSETTS 01752

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock of Aseco Corporation (hereinafter referred to as the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on August 8, 1996 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

  A person giving the enclosed proxy has the power to revoke it, at any time before it is exercised at the meeting, by written notice to the Secretary of the Company, by sending a later dated proxy, or by revoking it in person at the meeting.

  The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is July 8, 1996. The Company's Annual Report to Stockholders for the year ended March 31, 1996 is being mailed together with this Proxy Statement.

  Only holders of common stock of record on the stock transfer books of the Company at the close of business on June 28, 1996 (the "record date") will be entitled to vote at the meeting. There were 3,635,215 shares of common stock outstanding and entitled to vote on the record date.

  Each share of common stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, at which a quorum is present, is required for the election of directors. Approval of the other matters which are before the meeting will require the affirmative vote at the meeting, at which a quorum is present, of the holders of a majority of votes cast with respect to such matters.

  For purposes of the matters before the Annual Meeting, under the Company's By-Laws, a quorum consists of a majority of the issued and outstanding shares entitled to vote on such matters as of the record date. Shares voted to abstain or to withhold as to a particular matter and shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes. Under the Company's By-Laws, such shares will not be deemed to be voting on such matters, and therefore will not be the equivalent of negative votes as to such matters. It is the position of the Securities and Exchange Commission, however, that, with respect to stockholder approval pursuant to Rule 16(b)-3 under the Securities Exchange Act of 1934 (the "1934 Act") of the second and third proposals listed on the Notice of Annual Meeting, abstentions will be deemed the equivalent of negative votes. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
                          AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of June 3, 1996 by (a) each director of the Company and nominee for director, (b) each of the executive officers named in the Summary Compensation Table below, (c) all current directors and executive officers as a group and (d) each person known to the Company to own beneficially 5% or more of its common stock. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners.

                                                 COMMON STOCK
                                                 BENEFICIALLY     PERCENT OF
NAME                                               OWNED(1)   OUTSTANDING SHARES
- ----                                             ------------ ------------------
Carl S. Archer, Jr. ...........................     227,079           6.0%
Sebastian J. Sicari............................     175,891           4.7
C. Kenneth Gray................................      55,414           1.5
Peter S. Rood..................................      25,952           *
Charles D. Yie.................................       8,147           *
Kenneth W. Tunnell.............................       5,000           *
Sheldon Buckler................................       2,000           *
Sheldon Weinig.................................       6,000           *
Gerald L. Wilson...............................         --            --
Adams, Harkness & Hill, Inc.(3)................     122,820           3.4
60 State Street
Boston, MA 02109
Kopp Investment Advisers, Inc.(2)(3)...........     947,650          26.1
6600 France Avenue South
Edina, Minnesota 55435
All current directors and executive officers as
 a group (8 persons)...........................   5,055,483          13.9

- --------
 * Less than 1%
(1) Includes 346,956 shares which may be acquired by exercise of stock options within sixty days after June 3, 1996 by the current directors and executive officers as a group and individually as follows: Mr. Archer, 138,333; Mr. Sicari, 111,250; Mr. Gray, 53,373; Mr. Rood, 24,000; Mr. Yie,
    8,000; Mr. Tunnell, 5,000; Dr. Buckler, 2,000; and Dr. Weinig, 5,000.
(2) Kopp Investment Advisors, Inc. serves as an investment adviser and exercises investment power with respect to all such shares. Kopp Investment Advisors, Inc. disclaims beneficial ownership of all such shares.
(3) Based solely on information contained in filings made with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the 1934 Act.

                             ELECTION OF DIRECTORS

                              (ITEM 1 OF NOTICE)

  There are currently six members of the Board of Directors, divided into three classes with terms expiring respectively at the 1996, 1997 and 1998 annual meetings of stockholders. The Board has nominated Gerald L. Wilson to succeed Mr. Tunnell, whose term is expiring. The Board has also nominated Sheldon Buckler, whose term is expiring, for re-election. Mr. Wilson and Dr. Buckler have consented to serve, if elected at the meeting, for three-year terms expiring at the time of the 1999 annual meeting of stockholders and when their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect Mr. Wilson and Dr. Buckler unless such authority is withheld by marking the proxy to that effect. Mr. Wilson and Dr. Buckler have agreed to serve, but in the event either becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute. Charles D. Yie, whose term expires at the 1998 annual meeting of stockholders, has indicated his intention to resign, effective as of the 1996 annual meeting of stockholders.

  The following information is furnished with respect to the nominees for election as directors and each director whose term of office will continue after the meeting.

                                               PRINCIPAL OCCUPATION AND
      NAME AND AGE        DIRECTOR               BUSINESS EXPERIENCE
   AS OF JUNE 3, 1996      SINCE                DURING LAST FIVE YEARS
   ------------------     --------             ------------------------
NOMINEES FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 1999
Dr. Sheldon Buckler, 65.    1994   Dr. Buckler served as Vice Chairman of Polaroid
                                    Corporation from 1990 until 1994. Since May
                                    1995, he has served as Chairman of Commonwealth
                                    Energy System, an energy utility.
Gerald L. Wilson, 57....     --    Professor Wilson is currently a faculty member
                                    in the departments of Electrical Engineering
                                    and Mechanical Engineering at the Massachusetts
                                    Institute of Technology. He was Dean of the
                                    School of Engineering at Massachusetts
                                    Institute of Technology from 1981 until 1991.
                                    Professor Wilson serves on the Boards of
                                    Directors of Analogic Corporation and
                                    Commonwealth Energy Systems, as well as on the
                                    technical advisory boards of General Motors,
                                    Cumming Engine and United Technologies
                                    Corporation.
DIRECTORS WHOSE TERMS EXPIRE IN 1997
Sebastian J. Sicari, 44.    1993   Mr. Sicari has been Vice President, Finance and
                                    Administration, and Chief Financial Officer of
                                    the Company since December 1985 and has served
                                    as Treasurer of the Company since July 1988.
Dr. Sheldon Weinig, 68..    1994   Dr. Weinig founded Materials Research
                                    Corporation, a wholly-owned subsidiary of Sony
                                    Corporation of America, in 1957 and has been
                                    Chairman thereof since 1957. Since 1994, he has
                                    also been a consultant to, and was from 1989
                                    through 1994, Vice Chairman of, Sony
                                    Engineering & Manufacturing of America. Dr.
                                    Weinig is a director of Insituform
                                    Technologies, Inc., a provider of pipeline
                                    reconstruction techniques, Unique Mobile, Inc.,
                                    a manufacturer of magnet motors and electronic
                                    controls, and Intermagnetics General
                                    Corporation, a manufacturer of superconducting
                                    systems.

                                               PRINCIPAL OCCUPATION AND
      NAME AND AGE        DIRECTOR               BUSINESS EXPERIENCE
   AS OF JUNE 3, 1996      SINCE                DURING LAST FIVE YEARS
   ------------------     --------             ------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1998
Carl S. Archer, Jr., 59.    1987   Mr. Archer has been President and Chief
                                    Executive Officer of the Company since November
                                    1987 and Chairman of the Board of Directors
                                    since August 1993.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors has an Audit, Compensation and Nominating Committee.

  The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Sheldon Weinig, Kenneth W. Tunnell and Sheldon Buckler. The Audit Committee met three times during fiscal 1996.

  The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Dr. Buckler and Messrs. Tunnell and Yie. The Compensation Committee met three times during fiscal 1996.

  The Nominating Committee reviews and recommends to the Board candidates for director. The directors currently serving on the Nominating Committee are Drs. Weinig and Buckler. The Nominating Committee met four times during fiscal 1996.

  During fiscal 1996, the Board of Directors of the Company held four meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board (held during the period for which he was a director) and the meetings of the committees of the Board on which he served.

                        EXECUTIVE OFFICER COMPENSATION

  The following summary compensation table sets forth the compensation paid or accrued for services rendered in fiscal 1996, 1995 and 1994 to the chief executive officer and the other three most highly compensated executive officers of the Company (the "Named Executive Officers"). None of the Company's other executive officers' combined annual salary and bonus exceeded $100,000 during fiscal 1996.

                          SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                                        COMPENSATION
                                                        ------------
                                                           AWARDS
                                                        ------------
        NAME AND                 ANNUAL COMPENSATION       SHARES
       PRINCIPAL          FISCAL ----------------------  UNDERLYING       ALL OTHER
        POSITION           YEAR  SALARY ($)   BONUS ($) OPTIONS (#)  COMPENSATION ($)(1)
       ---------          ------ ----------   --------- ------------ -------------------
Carl S. Archer, Jr. ....   1996   $262,633    $ 95,000    145,000          $2,930
 President and Chief       1995    210,538         --         --            2,742
 Executive Officer         1994    188,801      31,490     90,000             922
C. Kenneth Gray.........   1996    141,756     100,337     65,000           2,476
 Vice President, Sales     1995    129,458         --         --            1,276
 and Marketing             1994    159,959(2)   31,490     47,500             518
Sebastian J. Sicari.....   1996    161,202     100,337    100,000           1,422
 Vice President, Finance   1995    147,506         --         --            1,305
 and Administration        1994    129,150      31,490     75,000             586
Peter S. Rood...........   1996    129,086      81,450     45,000           1,805
 Vice President, Manu-     1995    121,745         --         --            1,157
 facturing Operations(3)   1994     32,308       7,880     35,000              86

- --------
(1) For fiscal 1996, consists of (i) contributions to 401(k) accounts in the amount of $1,220 for each Named Executive Officer and (ii) insurance premiums paid by the Company during the covered fiscal years with respect to term life insurance for the benefit of the Named Executive Officers.
(2) Includes sales commissions in the amount of $42,747.
(3) Mr. Rood began his employment with the Company in January 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information regarding options to purchase shares of Common Stock granted during fiscal 1996 by the Company to the Named Executive Officers.

                                                                           POTENTIAL REALIZABLE
                                     % OF TOTAL                           VALUE AT ASSUMED RATES
                          NUMBER OF   OPTIONS                                 OF STOCK PRICE
                         SECURITIES  GRANTED TO                           APPRECIATION FOR OPTION
                         UNDERLYING  EMPLOYEES                                    TERM(1)
                           OPTIONS   IN FISCAL    EXERCISE   EXPIRATION   -----------------------
          NAME           GRANTED (#)    YEAR    PRICE ($/SH)   DATE         5% ($)     10% ($)
          ----           ----------- ---------- ------------ ----------   -----------------------
Carl S. Archer, Jr......   145,000      30.3%      $18.69      8/7/01(2)    $922,200   $2,090,900
C. Kenneth Gray.........    10,000       2.1        13.00     5/15/05(3)      81,800      207,200
                            55,000      11.5        18.69      8/7/01(2)     349,800      793,100
Sebastian J. Sicari.....    10,000       2.1        13.00     5/15/05(3)      81,800      207,200
                            90,000      18.9        18.69      8/7/01(2)     572,400    1,297,800
Peter S. Rood...........    45,000       9.4        18.69      8/7/01(2)     286,200      648,900

- --------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if such options are not exercised until the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% set by the SEC, compounded annually from the dates the respective options were granted until their respective expiration dates and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock. This table does not take into account any actual appreciation in the price of the Common Stock after the date of grant.
(2) These options vest on August 7, 2000, subject to earlier vesting in full upon a change of control of the Company or if the market price of the Company's Common Stock for twenty consecutive days exceeds $31.00 per share. In addition, these options are subject to earlier vesting in part upon the achievement by the Company of specified quarterly earnings targets.
(3) These options vest half on the date of grant and the remainder in twenty equal quarterly installments following the date of grant.

                         FISCAL YEAR-END OPTION VALUES

  The following table sets forth information regarding (a) the number of shares acquired upon the exercise of options during fiscal 1995 and the value realized therefrom and (b) the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of the unexercised options issued by the Company and held by the Named Executive Officers on March 31, 1996.

                                                       NUMBER OF SHARES     VALUE OF UNEXERCISED
                                                          UNDERLYING            IN-THE-MONEY
                            SHARES                 UNEXERCISED OPTIONS (#)       OPTIONS ($)
                         ACQUIRED ON     VALUE     ------------------------ ----------------------
          NAME           EXERCISE (#) REALIZED ($)   VESTED      UNVESTED     VESTED    UNVESTED
          ----           ------------ ------------ ----------- ------------ ---------- -----------
Carl S. Archer, Jr. ....    40,140      $723,323       126,350     108,750    $551,250       --
C. Kenneth Gray.........    20,000       273,750        53,206      46,792     233,987 $   6,845
Sebastian J. Sicari.....    43,750       788,375       103,500      71,500     459,375       --
Peter S. Rood...........    15,000       210,625        34,850      38,150     144,550    26,950

- --------
(1) 417 of these unvested options are exercisable, but if such options are exercised to purchase unvested shares, such shares, until vested, are subject to repurchase by the Company.

SEVERANCE AGREEMENTS

  Pursuant to letter agreements dated October 23, 1990, the Company has agreed to pay each of Messrs. Archer and Sicari, severance equal to six times his monthly base pay and to continue his insurance benefits for a six-month period if the Company terminates his employment for any reason other than for cause. In the event either of such individual's employment is terminated at any time after a Change of Control Event for any reason except death, he is entitled to severance equal to twelve months of base salary and twelve months of continued insurance coverage. A "Change of Control Event" is defined to mean any of the following events: (a) the sale, lease, transfer or other disposition by the Company of all or substantially all of its assets; (b) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to such merger or consolidation hold less than 50% of the outstanding voting stock of the surviving or resulting corporation immediately following such transaction; or (c) the sale or exchange by the Company's stockholders of greater than 50% of the Company's outstanding voting stock. In addition, upon any Change of Control Event, the Company's repurchase rights with respect to any shares of Common Stock held by such individuals shall lapse and such individuals shall have the right to exercise any options held by them to purchase shares of common stock. These agreements may have the possible effect of discouraging unsolicited takeover attempts.

  As of March 31, 1996, Messrs. Archer, Sicari, Gray and Rood held options to purchase 235,000, 175,000, 80,000 and 65,000 shares, respectively, which stock options become immediately exercisable in full upon (i) the acquisition by any person, entity or group of more than 35% of the aggregate voting power of the outstanding securities of the Company, (ii) a majority of the Board of Directors ceasing to consist of individuals (A) who are currently members of the Board or (B) for whose nomination for such membership a majority of such current members voted in favor, or (iii) the disposition by the Company of substantially all its business, other than in connection with a mere change of place of incorporation or similar change in form.

                             DIRECTOR COMPENSATION

  Non-employee directors are paid (i) an annual retainer of $5,000, (ii) $1,000 for each regular or special Board of Director meeting attended and
(iii) $500 for each Board Committee meeting attended on a day on which no meeting of the Board of Directors is held. Non-employee directors also are reimbursed for their reasonable out-of-pocket expenses incurred in connection with meeting attendance. In addition, under the Company's 1993 Non-Employee Director Stock Option Plan, each non-employee director serving as such on April 30 of each year is automatically granted an option exercisable (subject to a two-year vesting period) for the purchase of 2,500 shares of the Company's common stock at a price per share equal to fair market value at the date of grant. Any non-employee director, upon his or her first election to the Board of Directors, is entitled to receive an option to purchase 15,000 shares of common stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report, prepared by the Compensation Committee of the Company's Board of Directors (the "Committee"), addresses the Company's executive compensation policies and the basis on which fiscal 1996 executive officer compensation determinations were made. The Committee designs and approves all components of executive pay.

  To ensure that executive compensation is designed and administered in an objective manner, the Committee's members are all non-employee directors. During fiscal 1996, Committee members were Sheldon Buckler, Kenneth W. Tunnell and Charles D. Yie.

 Compensation Philosophy

  The objectives of the Company's executive compensation program are to (i) enable the Company to attract, retain and reward executives who contribute to both the short-term and long-term success of the Company, (ii) align compensation with business objectives and individual performance, and (iii) tie the interests of the Company's executives to the interests of the Company's stockholders. The primary components of the Company's executive compensation program are salary, cash bonuses and stock options. In addition, executives are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan and group medical, disability and life insurance programs. The Committee believes that executive compensation packages should be viewed as a whole in order to properly assess their appropriateness.

  In establishing total compensation packages for its executive officers, the Committee takes into account the compensation packages offered to executives of other semiconductor capital equipment companies of similar stature. These companies are not included in the published industry index represented in the Comparison of Cumulative Total Stockholder Return Graph on page 10. The Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Committee seeks to maintain total compensation within the broad middle range of comparative pay. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company, prior experience and the Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights.

 Salary

  Amounts shown under the Salary column of the Summary Compensation Table represent the fixed portion of compensation for executive officers in fiscal 1996. Changes in salary from year to year depend on such factors as individual performance, cost of living changes, and the economic and business conditions affecting the Company. Executive salaries are set at the beginning of each fiscal year.

  Mr. Archer's salary was increased from $210,538 in fiscal 1995 to $262,633 in fiscal 1996, an increase of 25%. This increase was largely attributable to Mr. Archer's significant contribution to the Company's financial performance in fiscal 1996.

 Bonus

  Amounts shown in the Bonus column of the Summary Compensation Table, together with stock option grants, represent the variable compensation for executive officers. Cash bonuses are based on the achievement of specific financial performance goals by the Company as well as specific goals and objectives by the executive officer. The Company seeks to structure each executive's bonus so that, if the executive earns his maximum bonus, his combined salary and bonus will be roughly equal to the average prior year's reported combined salary and bonus of executives holding the same position with other semiconductor capital equipment companies of similar stature. In fiscal 1996, executive bonuses were based on the Company's achievement of a certain annual earnings per share and inventory level goals and on the achievement of individual goals and objectives by each executive. The total amount available for bonuses in fiscal 1996 was increased in recognition of the fact that in fiscal 1995 the executive officers of the Company waived certain bonuses due them.

 Stock Options

  The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests in the long-term enhancement of stockholder value. Stock options are awarded based upon the market price of the Company's common stock on the date of grant and are linked to future performance of the Company's stock because they do not become valuable to the holder unless the price of the Company's stock increases above the price on the date of grant. Beginning in fiscal 1994, the Company has generally granted options to its executive officers, the exercisability of which is tied to the Company's achievement of specified financial performance goals. In fiscal 1994, the Company granted stock options to its executive officers which were not exercisable prior to January 1999 unless the Company attained specified earnings per share goals over the three years following the grant date or the Company's stock price exceeded a certain amount for specified number of consecutive days. As a result of the increase in the Company's stock price in fiscal 1996, the options became exercisable in full. To provide further incentive to its executive officers, in August 1995 the Company granted additional options to its executive officers as shown in the preceding table entitled "Option Grants in Last Fiscal Year". The options granted in fiscal 1996 are not exercisable prior to August 2000 unless the Company attains specified earnings per share goals over the next five years or its stock price exceeds $31.00 per share for twenty consecutive days.

  In addition to the performance-based options described above, in fiscal 1996 the Company granted stock options to Messrs. Sicari and Gray (which vest over five years subject only to continued employment) in further recognition of their waiver of certain cash bonuses due them in fiscal 1995.

  The number of shares for which options were granted to executive officers in fiscal 1996 was determined by the Committee based upon several factors, including the executive's position, his past and future expected performance, the comparative data described above, and the number of shares under previously granted options. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

 Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. The Company currently intends to structure its stock options granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1 million threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for federal tax deductibility might be at such time, if ever, as that threshold is within range of any executive officer.

                                          Compensation Committee

                                          Charles D. Yie
                                          Sheldon Buckler
                                          Kenneth W. Tunnell

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

  The following performance graph assumes an investment of $100 on March 16, 1993 (the date the Company's common stock was first registered under Section 12 of the 1934 Act) and compares the changes thereafter in the market price of the Company's common stock with a broad market index (S&P 500) and an industry index (S&P Electronics--Instrumentation). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect fiscal year-end dates and do not reflect fluctuations between those dates.




                                     LOGO

  THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN INFORMATION ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BY IMPLICATION OR BY ANY REFERENCE IN ANY SUCH FILING TO THIS PROXY STATEMENT.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No person serving on the Compensation Committee at any time during fiscal 1996 was a present or former officer or employee of the Company or any of its subsidiaries. During fiscal 1996, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

                             SECTION 16 REPORTING

  Section 16(a) of the 1934 Act requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believed that, during fiscal 1996, all such filing requirements were complied with, except that four officers each filed one late Form 4 report.

        APPROVAL OF AMENDMENT TO THE COMPANY'S 1993 OMNIBUS STOCK PLAN

                              (ITEM 2 OF NOTICE)

  The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's 1993 Omnibus Stock Plan (the "Omnibus Plan") increasing the total number of shares issuable thereunder by 300,000 to 1,230,000. The purpose of the increase in the number of shares was to permit the continuing grant of stock options, which the Board of Directors believes is necessary to continue to attract and retain key employees, consultants and directors.

  Approval of the stockholders is sought under the terms of the Omnibus Plan and in order to meet the stockholder approval requirements of (i) Section 422 of the Internal Revenue Code of 1986 (the "Code"), which requires stockholder approval of any increase in the number of shares which may be issued under an incentive stock option plan, and (ii) Rule 16(b)-3 of the 1934 Act, which, in the case of certain option plans which have been approved by stockholders, prevents the grant of options to directors, officers and certain other affiliates from being deemed "purchases" for purposes of the profit recapture provisions of Section 16(b) of that act. The executive officers and certain directors of the Company who may receive such options will benefit from such approval. The Board of Directors recommends approval of the amendment increasing the number of shares because it believes that the continuing availability of grants under the Omnibus Plan is an important factor in the Company's ability to attract and retain experienced employees, consultants and directors.

DESCRIPTION OF THE OMNIBUS PLAN AS AMENDED

  The Omnibus Plan provides for the grant of incentive stock options ("ISOs") within the meaning of the Code, non-statutory stock options ("NSOs"), awards of stock ("Awards") and stock purchase opportunities ("Purchase Rights") to directors, employees and consultants of the Company and its present and future subsidiaries. The Omnibus Plan will remain in effect until January 18, 2003, subject to the Board's right to terminate it earlier. The purpose of the plan is to advance the interests of the Company by providing incentives to directors, employees and consultants of the Company by providing them with opportunities to purchase or receive awards of Company stock.

  Under the plan, ISOs may only be granted to employees (currently 134) of the Company; NSOs, Awards and Purchase Rights may be granted to any director (currently six), employee or consultant of the Company. Recipients of options, Awards and Purchase Rights are selected by the Compensation Committee.

  The stock subject to options, Awards and Purchase Rights is authorized but unissued shares of the Company's common stock or shares of treasury common stock. Any shares subject to an option or Purchase Right which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option, Award or Purchase Right under the plan.

  The Omnibus Plan is administered by the Compensation Committee which consists of two or more members of the Board who are "disinterested persons" and "outside directors" within the meaning of the securities laws and the Code, respectively. Members of the Compensation Committee serve at the pleasure of the Board of Directors. Subject to the provisions of the plan, the Compensation Committee has full power to construe and interpret the plan and to establish, amend and rescind rules and regulations for its administration. The Compensation Committee also determines, subject to the provisions of the plan, the terms and conditions of options, Awards and Purchase Rights granted under the plan and the recipients thereof.

  The Omnibus Plan requires that each option grant be evidenced by an option agreement containing certain specified terms and conditions, including the number of shares subject to the option, the exercise price, the period of time during which the option may be exercised and any vesting restrictions.

  The maximum term of any option granted under the Omnibus Plan is ten years. The Compensation Committee has discretion to determine the installments or intervals at which an option will become exercisable at the time it grants an option. If an employee to whom an ISO is granted is, on the date of grant, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, then the ISO may not have a term longer than five years.

  The exercise price of each option and Purchase Right granted under the Plan is determined by the Compensation Committee at the time the option or Purchase Right is granted; provided, however, that with respect to ISOs the exercise price may not be less than 100% of the fair market value of the common stock on the date of grant. If any employee to whom an ISO is granted is on the date of grant the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of such option may not be less than 110% of the fair market value of the common stock on the date of grant.

  The exercise price of any option granted under the Plan must be paid in full at the time the option is exercised. Payment must be (i) in cash, (ii) by check, (iii) if permitted by the Compensation Committee, by delivery and assignment to the Company of shares of Company stock having a fair market value equal to the exercise price, (iv) if permitted by the Compensation Committee, by promissory note, or (v) by a combination of (i), (ii), (iii) and
(iv).

  No option granted under the plan may be transferred by the optionee otherwise than by will or the laws of descent and distribution, and each option may be exercised during the optionee's lifetime only by him or her.

  The Company may, upon exercise of an NSO, the grant of an Award, the purchase of stock pursuant to a Purchase Right for less than its fair market value, or the making of a disqualifying disposition of any stock received upon exercise of an ISO, require the participant to pay the taxes required to be withheld by the Company.

  As of June 3, 1996, options to purchase an aggregate of 672,072 shares of common stock were outstanding under the Omnibus Plan, and 161,000 shares remained available for future grants of options and awards or direct purchases thereunder.

FEDERAL INCOME TAX CONSIDERATIONS

  ISOs--A participant who receives an ISO will recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such ISO. However, when a participant exercises an ISO, the difference between the fair market value of the shares purchased and the option price of those shares will be includible in determining the participant's alternative minimum taxable income.

  If the shares are retained by the participant for at least one year from date of exercise and two years from date of grant of the option, gain will be taxable to the participant, upon sale of the shares acquired upon exercise of the ISO, as a long-term capital gain. In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise. The Company will not be entitled to a tax deduction upon the exercise of an ISO.

  If the shares are sold within a period of one year from the date of exercise or two years from the date of grant of the ISO, the participant will be required to recognize ordinary income equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the sale or exchange of the shares. In this situation, the Company will be entitled to a tax deduction of an equal amount.

  NSOs--A participant will not recognize taxable income for federal income tax purposes at the time an NSO is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares which are not subject to a substantial risk of forfeiture. The amount of such compensation will be the difference between the option price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received upon exercise of the NSO. The participant's basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares.

  The participant will recognize gain or loss when he disposes of shares obtained upon exercise of a NSO in an amount equal to the difference between the selling price and the participant's tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

  Purchase Rights--Stock Purchase Rights will generally be taxed in the same manner as NSOs, as described above. However, if the shares acquired pursuant to a Purchase Right are subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income at the time the restriction lapses, unless the participant has made an election under
Section 83(b) of the Code. At such time as the shares are free from any such restrictions, the participant's compensation will be measured by the excess of the then fair market value of the shares over the purchase price paid for the shares. If a participant who acquires shares that are subject to a substantial risk of forfeiture makes an appropriate election under Section 83(b) of the Code within 30 days after purchasing shares, such participant will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the purchase date over the purchase price paid for the shares. The participant's basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid for the shares, and the holding period for the determination of long-term capital gain will commence at the exercise date.

  Awards--If the Award is not subject to a "substantial risk of forfeiture" (described above) when made, the participant will realize ordinary compensation income to the extent of the fair market value of the shares determined at the time of the transfer to the participant of the shares, over the amount, if any, paid by the participant for the shares; the holding period for the determination of long-term capital gain will commence on the date the Award was received. If the shares are subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse, unless the participant has made an election under Section 83(b) of the Code, as discussed above, within 30 days after receiving non-vested shares pursuant to the Award. If the participant makes an appropriate election under Section 83(b) of the Code, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares, over the amount, if any, paid by the participant for the shares. The participant's basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price, if any, paid for the shares, and the holding period for the determination of long-term capital gain will commence as of the time the restrictions lapse, or as of the date of transfer if an election under Section 83(b) of the Code was made. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received as an Award.

  The foregoing is a general summary of federal income tax considerations only and does not purport to be complete. Reference is made to the applicable sections of the Code.

  APPROVAL OF AMENDMENTS TO THE COMPANY'S NON-EMPLOYEE DIRECTOR STOCK OPTION
                                     PLAN

                              (ITEM 3 OF NOTICE)

  The Board of Directors has adopted, subject to stockholder approval, amendments to the Company's 1993 Non-Employee Director Stock Option Plan (the "Director Plan") (i) increasing the total number of shares issuable thereunder by 100,000 to 165,000, (ii) increasing the number of shares underlying Initial Options (as defined below) from 5,000 to 15,000 shares and (iii) providing that each Non-Employee Director (as defined below) who was serving on the Board of Directors on May 15, 1996 and is to serve on the Board of Directors during fiscal 1997 be granted an option to purchase an additional 10,000 shares (an "Initial Option Adjuster"). The purpose of the increase in the total number of shares available under the Director Plan, the increase in the number of shares underlying Initial Options and the grant of the Initial Option Adjusters was to permit the continuing grant of stock options for a reasonable number of shares and to properly award current Non-Employee Directors, which the Board believes is necessary to continue to attract and retain qualified non-employee directors.

  Approval of the stockholders is sought under the terms of the Director Plan and in order to meet the stockholder approval requirements of Rule 16(b)-3 of the 1934 Act which, in the case of certain option plans which have been approved by stockholders, prevents the grant to directors from being deemed "purchases" for purposes of the profit recapture provision of Section 16(b) of that act. The Board of Directors recommends approval of the amendments increasing the total number of shares available under the Director Plan, the increase in the number of shares underlying Initial Options and the grant of the Initial Option Adjusters because it believes that the continuing availability of grants of stock options for a reasonable number of shares under the Director Plan is an important factor in the Company's ability to attract and retain experienced non-employee directors.

DESCRIPTION OF THE DIRECTOR PLAN AS AMENDED

  The Director Plan is administered by the Compensation Committee. Subject to the provisions of the Director Plan, each person who is a director of the Company and not a current or former employee of the Company (a "Non-Employee Director") upon his or her first election to the Board of Directors following adoption of the Director Plan is entitled to receive on the date of his or her election an option (an "Initial Option") to purchase 15,000 shares of common stock. Each Non-Employee Director is also entitled to receive on April 30 of each year an option (an "Annual Option") to purchase 2,500 shares of common stock. In addition, each Non-Employee Director who was serving on the Board of Directors on May 15, 1996 and is to serve on the Board of Directors during fiscal 1997 was granted an Initial Option Adjuster. The exercise price of Options granted under the Director Plan is equal to the fair market value of the common stock on the date of grant. options granted under the Director Plan may only be exercised with respect to vested shares. One-half of the shares subject to such options vest on the first anniversary of the date of grant and the balance vest on the second anniversary of the date of grant. No options granted under the Director Plan may be exercised more than 180 days after the Non-Employee Director ceases to serve as a director of the Company (and then only to the extent exercisable on the date the optionee ceased to be a director), except that if a Non-Employee Director dies or becomes permanently disabled while serving as a director of the Company, the options of such director may be fully exercised at any time prior to the scheduled expiration date of the option. No option granted under the Director Plan may be exercised more than ten years after the date of grant. Options granted under the Director Plan are non-transferable other than by will or the laws of descent and distribution.

  As of June 3, 1996 options to purchase an aggregate of 54,000 shares of common stock were outstanding under the Director Plan, and 5,000 shares remained available for future grant thereunder.

FEDERAL INCOME TAX CONSEQUENCES

  A Non-Employee Director will not recognize taxable income for federal income tax purposes at the time an option is granted under the Director Plan. However, the Non-Employee Director will recognize compensation taxable as ordinary income at the time of exercise or, where a so-called Section 83(b) election has not been made, on the date any shares acquired by exercise vest in accordance with the Director Plan (the "Measurement Date"). The amount of such compensation will be the difference between the option price and the fair market value of the shares on the Measurement Date. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received under the Director Plan. The Non-Employee Director's basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares.

  The Non-Employee Director will recognize gain or loss when he disposes of shares obtained upon exercise of an option in an amount equal to the difference between the selling price and the Non-Employee Director's tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period. Non-Employee Directors should consult their own tax advisor regarding the advisability of early exercise and the making of Section 83(b) elections with respect thereto.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                              (ITEM 4 OF NOTICE)

  On the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP, independent auditors, as auditors of the Company for the fiscal year ending March 30, 1997. This firm has audited the accounts and records of the Company since 1989. A representative of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions from stockholders and will have an opportunity to make a statement if desired.

  The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

                    STOCKHOLDER PROPOSALS FOR 1997 MEETING

  Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be presented on or before March 10, 1997 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Vice President, Finance and Administration. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                 OTHER MATTERS

  The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

  The Company will bear the cost of the solicitation of proxies by management, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock.

                                          By order of the Board of Directors

                                          /s/ Robert V. Jahrling, Secretary

                                          Robert V. Jahrling, Secretary

July 8, 1996

  The Board hopes that stockholders will attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

PROXY                                                                     PROXY


                               ASECO CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS - AUGUST 8, 1996

The undersigned hereby acknowledge(s) receipt of the Notice and accompanying Proxy Statement, revoke(s) any prior proxies, and appoint(s) Carl S. Archer, Jr., Sebastian J. Sicari and Robert J. Jahrling, III, and each of them, with power of substitution in each, attorneys for the undersigned to act for and vote, as specified below, all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Stockholders of the ASECO Corporation, to be held on Thursday, August 8, 1996 at Choate, Hall and Stewart, 36th Floor, Exchange Place, Boston, Massachusetts at 10:00 a.m. and at any adjourned sessions thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. ALL PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY CARD HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGEMENT AS TO ANY OTHER MATTER.

- --------------------------------------------------------------------------------
  PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
  -------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
- --------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

- -------------------------                              -------------------------

- -------------------------                              -------------------------

- -------------------------                              -------------------------


DETACH CARD

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE           With-  For All
                           For  hold    Except                                               For   Against    Abstain
1.)To elect two directors  [_]   [_]     [_]         2.) To approve an                       [_]     [_]        [_]
   for a three-year term.                                amendment to the Company's
                                                         1999 Omnibus Stock Plan increasing
SHELDON BUCKLER AND GERALD L. WILSON                     the number of shares issuable under
                                                         such plan from 930,000 to 1,230,000.


If you do not wish your shares voted for a particular
nominee, mark the "For All Except" box and strike a
line through the nominee's name.
                                                                                               For   Against    Abstain
                                                                                               [_]     [_]        [_]
                                                     3.) To approve amendments to the
                                                         Company's  1993 Non-Employee
                                                         Director Stock Option Plan
                                                         increasing the number of shares
                                                         issuable under such plan from
                                                         85,000 to 165,000, increasing the
                                                         number of shares underlying initial
                                                         option grants under the plan and
                                                         providing that each Non-Employee
                                                         Director who was serving on the
                                                         Board of Directors on May 15, 1996
                                                         and is to serve on the Board of
                                                         Directors during fiscal 1997 be
                                                         granted an option to purchase an
                                                         additional 10,000 shares.
RECORD DATE SHARES:
                                                                                            For   Against    Abstain
                                                     4.) To ratify the Board of Directors'  [_]     [_]        [_]
                                                         selection of Ernst & Young LLP
                   REGISTRATION                          as the Company's independent
                                                         auditors for the fiscal year
                                                         ending March 30, 1997.

                                                                                            For   Against    Abstain
                                                     5.) To transact each other business    [_]     [_]        [_]
                                                         as may property come before this
                                                         meeting, and any or all
                                                         adjournments thereof.

                                              Date
Please be sure to sign and date this proxy               Mark box at right if comments or address change       [_]
                                                         have been noted on the reverse side of this card.

Shareholder sign here           Co-owner sign here
- ---------------------------------------------------------------------------------------------------------------------
   DETACH CARD                                                                                           DETACH CARD
                                                         ASECO CORPORATION


          DEAR STOCKHOLDER:

          Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval.
          These are discussed in detail in the enclosed proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Stockholders, August 8, 1996.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,


          Aseco Corporation